ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed 4/11/05

Certificate of Amendment
 (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
Effective Sport Nutrition Corporaiton

2.	The articles have been amended as follows (provide article numbers, if available):

FIRST Article is hereby amended to read as follows:

The name of this Corporation is: Midwest E.S.W.T. Corp.

FOURTH Article is hereby amended to read as follows:

The total number of shares of capital stock, which this Corporation shall have authority to issue, is One Hundred Ten Million (110,000,000), with a par value of $.001 per share amounting to $110,000.00.  One Hundred Million (100,000,000) of those shares are common stock and Ten Million (10,000,000) of those shares are preferred stock.

3.
The vote by which the stockholders holding shares in the corporationentitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

12,184,000

4.	Effective date of filing (optional): 4/4/05

5.	Signatures (required)

X /s/ Justin Nieters
Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

EFFECTIVE SPORT NUTRITION CORPORATION.

I, the undersigned, Justin Nieters, do hereby certify:

That the Board of Directors of Effective Sport Nutrition Corporation (the "Company"), at a meeting duly convened and held on the 4th day of April, 2005, adopted a resolution to amend the Articles of Incorporation as follows:

FIRST Article is hereby amended to read as follows:

The name of the Corporation is: Midwest E.S.W.T. Corp.

FOURTH Article is hereby amened to read as follows:

The total number of shares of capital stock, which this Corporation shall have authority to issue, is One Hundred Ten Million (110,000,000), with a par value of $.001 per share amounting to $110,000.00.  One Hundred Million (100,000,000) of those shares are common stock and Ten Million (10,000,000) of those shares are preferred stock.

The number of shares ofthe Company's common stock outstanding and entitiled to vote on an amendment to the Articles of Incorporation was 12,184,000; that the said changes and amendment were unanimously adopted on the 4th day of April 2005 by the Company's shareholders.

/s/ Justin Nieters
Justin Nieters
President
Sole Officer & Director

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Filed 12/6/05
Articles of Exchange (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than two constituent entities, check box [  ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.

Direct Success, Inc.
Name of acquired entity
California	Corporation
Jurisdiction	Entity type*

Midwest E.S.W.T., Corp.
Name of acquiring entity
Nevada	Corporation
Jurisdiction	Entity type*

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Articles of Exchange
(PURSUANT TO NRS 92A.200)

3) Owner's approval (NRS 92A.200) (options a b or c must be used for each entity) (if there aremore than two constituent entities, check box and attach an 8 1/2"' x 11 '' blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from
______________________________ Name of acquired entity, if applicable and, or:
______________________________ Name of acquiring entity, if applicable
(b) The plan was approved by the required consent of the owners of *
Direct Success, Inc. Name of acquired entity, if applicable and, or:
Midwest E.S.W.T., Corp. Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

Articles of Exchange
(PURSUANT TO NRS 92A.200)

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):
The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

______________________________ Name of acquired entity, if applicable and, or:
______________________________ Name of acquiring entity, if applicable
4) Location of Plan of Exchange (check a or b):
[ ] (a) The entire plan of exchange is attached: or
[X] (b)The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

Articles of Merger
(PURSUANT TO NRS 92A.200)

5) Effective date* (optional):
6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(If there are more than two constituent entities, check box [  ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):

Direct Success, Inc.
Name of acquired entity

X /s/	President	11/22/05
Signature	Title	Date

Midwest E.S.W.T., Corp.
Name of acquiring entity

X /s/ Justin Nieters	President
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed 12/14/05

Certificate of Amendment
 (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
E.S.W.T. Corp.

2.	The articles have been amended as follows (provide article numbers, if available):
FIRST: The name of the Corporation is DM Products, Inc.

3.
The vote by which the stockholders holding shares in the corporationentitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

86,019,751

4.	Effective date of filing (optional):

5.	Signatures (required)

X /s/ Justin Nieters
Signature

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed 4/7/06

Certificate of Amendment
 (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
DM Products, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article 4: That the total number of common stock authorized that maybe issued by the Corporation is THREE HUNDRED MILLION (300,000,000) shares of stock with a par value of ONE TENTH OF A CENT ($0.001).  That the total number of preferred stock authorized that maybe issued by the Corporation is THIRTY MILLION (30,000,000) shares of stock with a par value of ONE TENTH OF ONE CENT ($0.001),

3.
The vote by which the stockholders holding shares in the corporationentitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

70,000,000

4.	Effective date of filing (optional):

5.	Signatures (required)

X /s/ Justin Nieters
Signature